Exhibit 99

MHR FUND MANAGEMENT LLC

By: /s/ Janet Yeung
    ------------------------------------
    Name: Janet Yeung
    Title: Authorized Signatory

Address: 40 West 57th Street
         24th Floor
         New York, NY 10019

MHR HOLDINGS LLC

By: /s/ Janet Yeung
    -------------------------------------
    Name: Janet Yeung
    Title: Authorized Signatory

Address: 40 West 57th Street
         24th Floor
         New York, NY 10019